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                                                            EXHIBIT No. 10.03(b)
[HSBC LOGO]                                                             SERIES B

         ESCROW AGREEMENT, dated as of September 30, 2002, by and between Quadriga Superfund, L.P., a Delaware limited partnership ("Quadriga Superfund") and HSBC BANK USA, a banking corporation and trust company organized and existing under the laws of the State of New York, as escrow agent hereunder (the "Escrow Agent").

                                   WITNESSETH:

         WHEREAS, Quadriga Superfund is offering its Series B units of limited partnership interest on a best efforts basis to qualified investors (the " Agreement") dated as of September 24, 2002;

         WHEREAS, the Agreement provides for certain funds to be deposited in an escrow account to be held and distributed in accordance with the terms and conditions hereinafter set forth;

         WHEREAS, Quadriga Superfund, desires to appoint HSBC Bank USA, as the Escrow Agent and HSBC Bank USA is willing to act as Escrow Agent hereunder in accordance with the terms and conditions hereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


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Section 1.        Definitions.

                  Unless otherwise defined herein, terms which are defined in the Agreement, as in effect on the date hereof, and used herein are so used as so defined.

Section 2.        Establishment of Escrow Account.

                  Funds in the amount of up to Ten Million ($10,000,000) United States Dollars (the "Escrow Amount") delivered from time to time but no later than June 30, 2003 unless extended in writing and accepted by the Escrow Agent, shall be accepted by the Escrow Agent and placed into an account (the "Escrow Account") to be held and administered in accordance with the terms and conditions of this Agreement.

Section 3.        Investments.

                  The Escrow Agent agrees to invest and reinvest the Escrow Account, in (i) obligations issued or guaranteed by the United States Government, its agencies or instrumentalities or (ii) Certificates of Deposit issued by any bank, trust company or national banking association (including. HSBC Bank USA) authorized to do business in the State of New York, provided the capital stock, surplus, and undivided profits of such institution are not less than $500,000,000 which in each case shall mature not later than the date amounts are to be paid under this agreement or (iii) a money market account managed by HSBC Bank USA or any of its subsidiaries or affiliates with a stated investment objective of investing only in the foregoing overnight deposits, as the Escrow Agent shall be advised from time to time in writing by the Depositor and the Beneficiary provided. The earnings realized from investments and all interest, if any, accruing on monies held in Escrow Account shall be added to the Escrow Account. Any loss incurred from an

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                  investment, including all costs of investment or liquidation, including without limitation all withholding and other taxes, will be borne by the Escrow Account. The Depositor agrees to furnish to the Escrow Agent upon execution of this Agreement and as subsequently required all appropriate U.S. tax forms and information in order for the Escrow Agent to comply with U.S. tax regulations. The Escrow Agent shall not be accountable or liable for any losses resulting from the sale or depreciation in the market value of such investments thereof.

Section 4.        Payments from Escrow Account.

                  (a) For each payment from the Escrow Account, Quadriga Superfund shall deliver, by facsimile, to Escrow Agent a letter of direction (a "Certificate"), which Certificate shall specify (i) the dollar amount of the funds in the Escrow Account to be paid to the recipient, (ii) the name and address of the recipient, and (iii) the date on which such payment or payments shall be made by Escrow Agent. The Certificate must be delivered to Escrow Agent at least five (5) calendar days prior to the date on which any payment is to be made by Escrow Agent.

                  (b) Escrow Agent shall make any payment to the recipient by wire or other transfer to the account of such recipient as directed by Quadriga Superfund.

Section 5.        Termination of Escrow Account.

                  (a) Except as hereinafter provided, the Escrow Account shall terminate without further action of parties upon the later of:
                  (i) the date on which the Escrow Agent completes paying out all of the Escrow Account to the recipients, or (ii) nine (9) months from the date hereof, at which time the balance of the Escrow Account shall be distributed to the recipients.


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                  (b) In the event of any dispute or misunderstanding, Escrow
                  Agent shall have the option to pursue any legal remedies that may be available to it, including the right to deposit the subject matter hereof in interpleader in the U.S. District Court having jurisdiction of the subject matter, and upon doing so to be absolved from all further obligations or liability hereunder. Quadriga Superfund agrees to pay to Escrow Agent all costs and expenses, including reasonable attorney's fees, incurred by Escrow Agent in any interpleader action.

Section 6.        Escrow Agent.

                  Quadriga Superfund agrees to pay the Escrow Agent its agreed-upon compensation, as set forth in a separate agreement, for its services as Escrow Agent hereunder promptly upon request therefor, and to reimburse the Escrow Agent for all expenses of or disbursements incurred by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements of counsel to the Escrow Agent.

                  The Escrow Agent shall have a lien upon the Escrow Account for its costs, expenses and fees which may arise hereunder and may retain that portion of the Escrow Account equal to such unpaid amounts, until all such costs, expenses and fees have been paid.

Section 7.        Rights, Duties and Immunities of Escrow Agent.

                  Acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent.


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                  (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Escrow Agreement. This Escrow Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.

                  (b) The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of any property delivered hereunder, or for the value or collectability of any note, check or other instrument so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Escrow Agreement.

                  (c) Quadriga Superfund will reimburse and indemnify the Escrow Agent for, and hold it harmless against any loss, liability or expense, including but not limited to counsel fees, incurred without bad faith, gross negligence or willful misconduct on the part of the Escrow Agent arising out of or in conjunction with its acceptance of, or the performance of its duties and obligations under this Escrow Agreement as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Escrow Agreement.

                  (d) The Escrow Agent shall be fully protected in acting on and relying upon any written notice direction, request, waiver, consent, receipt or other paper or documents which the Escrow Agent in good faith believes to have been

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                  signed and presented by the proper party or parties.

                  (e) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct.

                  (f) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel.

                  The parties hereto agree that should any dispute arise with respect to the payment, ownership or right of possession of the Escrow Account, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, except for its bad faith, willful misconduct or gross negligence, all or any part of the Escrow Account until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America, and a notice executed by the parties to the dispute or their authorized representatives shall have been delivered to the Escrow Agent setting forth the resolution of the dispute. The Escrow Agent shall be under no duty whatsoever to institute, defend or partake in such proceedings.

                  (g) The agreements set forth in this Section 7 shall survive the termination of this Escrow Agreement and the payment of all amounts hereunder.

Section 8.        Resignation of Escrow Agent.


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                  The Escrow Agent shall have the right to resign upon 30 days written notice to Quadriga Superfund. In the event of such resignation, Quadriga Superfund shall appoint a successor escrow agent hereunder by delivering to the Escrow Agent a written notice of such appointment. Upon receipt of such notice, the Escrow Agent shall deliver to the designated successor escrow agent all money and other property held hereunder and shall thereupon be released and discharged from any and all further responsibilities whatsoever under this Escrow Agreement; provided, however, that the Escrow Agent shall not be deprived of its compensation earned prior to such time If no successor escrow agent shall have been designated by the date specified in the Escrow Agent's notice, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate. Its sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by the other parties hereto or in accordance with the direction of a final order or judgment of a court of competent jurisdiction.

Section 9.        Notices.

                  All claims, notices and other communications hereunder to be effective shall be in writing and shall be deemed to have been duly given when delivered by hand, or five days after being deposited in the mail or sent by registered or certified first class mail postage prepaid, or, in the case of facsimile transmission, when received and telephonically confirmed, in each case addressed to the parties at the addresses set forth herein and to the Escrow Agent at the address set forth opposite its name on the signature pages hereto (or to such other person or address as the parties shall have notified each other and the Escrow Agent in writing, provided that notices of a

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                  change of address shall be effective only upon receipt
                  thereof.

Section 10.       Binding Effect.

                  This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and assigns.

Section 11.       Amendments.

                  This Escrow Agreement may be amended or modified at any time or from time to time in writing executed by the parties to the Escrow Agreement.

Section 12.       Governing Law.

                  This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts to be performed entirely within the State of New York, without reference to or application of rules or principles of conflicts of law.

Section 13.       Interpretation.

                  The headings of the sections contained in this Escrow Agreement are solely for convenience or reference and shall not affect the meaning or interpretation of this Escrow Agreement.

Section 14.       Counterparts.

                  This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 15.       Consent to Jurisdiction.

                  Each of the parties hereto hereby irrevocably agrees that any action, suit or proceedings against any of them by any of the other aforementioned parties with respect to this Agreement shall be brought before the exclusive jurisdiction of the federal or state courts located in the Borough of Manhattan


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                  in the State of New York, unless all the parties hereto agree in writing to any other jurisdiction. Each of the parties hereto hereby submits to such exclusive jurisdiction.

Section 16.       Severability.

                  If any provisions of this Agreement shall be declared by any court of competent jurisdiction illegal, void or unenforceable, the other provisions shall not be affected, but shall remain in full force and effect.

Section 17.       Exhibits.

                  The terms and conditions of Exhibit A and Exhibit B attached hereto are incorporated herein and form a part hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date and the year first above written.


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Quadriga Superfund, L.P. Series A             Quadriga Superfund, L.P.
Le Marquis Complex, Unit 5                    By: Quadriga Capital
P.O. Box 1479                                     Management, Inc.
Grand Anse                                        General Partner
St. George's, Grenada
West Indies
                                              By:______________________
                                                 Christian Baha

                                              Title President




HSBC Bank USA                                 HSBC BANK USA,
Issuer Services                               AS ESCROW AGENT
10 East 40th Street,  14th Floor
New York, NY 10018-2706
                                              By:      Deirdra N. Ross

                                              Title:   Assistant Vice President



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                                  HSBC BANK USA
                            QUADRIGA SUPERFUND, L.P.
                 ESCROW AGREEMENT dated as of September 30, 2002

                                    EXHIBIT A

Section 1. For each payment from the Escrow Account, Quadriga Superfund shall deliver, by facsimile to Escrow Agent, a letter of direction (a "Certificate"), which Certificate shall specify (i), the dollar amount of the funds in the Escrow Account to be paid to Series B of Quadriga Superfund and (ii) the date on which such payment shall be made by Escrow Agent. The Certificate must be delivered to Escrow Agent at least five (5) calendar days prior to the date on which any payment is to be made by Escrow Agent.

Section 2. In the event Series B of Quadriga Superfund has not received an aggregate of $1,000,000 in subscriptions on or before April 30, 2003, Quadriga Superfund shall deliver, by facsimile to Escrow Agent, a Certificate stating that all funds in the associated Escrow Account shall be returned to the persons from whom such amounts were received, together with any interest earned thereon.

Section 3. Escrow Agent shall make any payment to the person or persons designated in Section 1. or Section 2. above by wire or other transfer or as otherwise directed by Quadriga Superfund.


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                                  HSBC BANK USA
                            QUADRIGA SUPERFUND, L.P.
                 ESCROW AGREEMENT dated as of September 30, 2002

                                    EXHIBIT B

Section 1. There is hereby created within each account maintained by Escrow Agent pursuant to the Escrow Agreement a sub-account (a "Sub-Account") which shall be designated "Quadriga Superfund, L.P. Pennsylvania Escrow Sub-Account." Funds to be deposited into a Sub-Account shall be identified as such by Quadriga Superfund and shall be invested and reinvested by the Escrow Agent in accordance with the terms of the Escrow Agreement.

Section 2. For each payment from a Sub-Account, Quadriga Superfund shall deliver, by facsimile to Escrow Agent, a letter of direction (a "Certificate"), which Certificate shall specify (i), the dollar amount of the funds in the Sub-Account to be paid to the respective series of Quadriga Superfund; and (ii) the date on which such payment shall be made by Escrow Agent. The Certificate must be delivered to Escrow Agent at least five (5) calendar days prior to the date on which any payment is to be made by Escrow Agent.

Section 3. In the event Series B of Quadriga Superfund has not received an aggregate of $10,000,000 in subscriptions on or before April 30, 2003, Quadriga Superfund shall deliver, by facsimile to Escrow Agent, a Certificate stating that all funds in the associated Sub-Account shall be returned to the persons from whom such amounts were received, together with any interest earned thereon.

Section 4. Escrow Agent shall make any payment to the person or persons designated in Section 2. or Section 3. above by wire or other transfer or as otherwise directed by Quadriga Superfund.


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